EXHIBIT 10.6

NYLAW LOAN DOCUMENTS

(i)	Loan Agreement, dated as of February 17, 2004 between Zion Oil & Gas, Inc. and Nylaw Investments LLC
(ii)	Non-Negotiable Promissory Note dated March 2, 2004 from Zion Oil & Gas, Inc. to Nylaw Investments LLC
(iii)	Warrant No. 100, dated March 3, 2004, to purchase shares of common stock of Zion Oil & Gas, Inc., issued to Nylaw Investments LLC

EXHIBIT 10.6 (i)

L O A N   A G R E E M E N T

AGREEMENT, made effective this __ day of February 2004
by and among:
ZION OIL & GAS, INC. of 6510 Abrams Rd., Suite 300, Dallas, TX 75231
(the "Borrower")
and
Nylaw Investments LLC, a limited liability company incorporated under the laws of Nevis
(the "Lender")

WHEREAS, Borrower is currently in the process of raising funds by an initial public offering in the United States ("IPO") pursuant to a Registration Statement filed with the Securities and Exchange Commission ("SEC") pursuant to the Securities Act of 1933, as amended (the "Act") declared effective on February 17, 2004 (the "Registration Statement"); and

WHEREAS, the IPO is being underwritten by Network 1 Financial Securities, Inc. on a best efforts minimum-maximum basis to raise between $6,500,000 and $35,000,000 through the sale of shares of common stock of the Lender, par value $0.01 per share (the "Common Stock") at $5.00 per share; and

WHEREAS, by its terms, an initial closing of the IPO must take place following the receipt of subscription for at least the minimum offering and no later than May 31, 2004 unless extended by the Borrower in accordance with the terms of the offering as described in the Registration Statement (the "Initial Closing"), barring which the Registration Statement will be withdrawn and subscriptions returned; and

WHEREAS, due to delays experienced in process of obtaining SEC authorization to declare the Registration Statement effective, the Borrower is in need of funds to cover working capital and other financial needs during the period preceding the Initial Closing and in connection therewith ("Pre-Closing Funding Needs"); and

WHEREAS, Lender is willing to loan to the Borrower the amount of $100,000.00 (the "Loan") towards the Borrower's Pre-Closing Funding Needs on the terms and conditions set forth below; and

WHEREAS, the Borrower wishes to accept the Loan from the Lender pursuant to the terms and conditions set forth below;

NOW, THEREFORE, the parties hereto agree as follows:

1. Definitions

(a) The "Loan" shall mean a fixed rate loan to Zion Oil & Gas, Inc. of $100,000.00 due on the Credit Due Date.

(b) "Loan Agreement" shall mean this Agreement.

(c) The "Loan Period" shall mean the period commencing on the date of this Agreement and ending on the Loan Due Date.

(d) The "Loan Due Date" shall mean the first to occur of (i) the thirtieth (30th) day following the Initial Closing or (ii) February 28, 2005.

(e) "Dollars" shall mean Dollars which are the lawful money of the United States of America.

2. Loan. The Lender hereby agrees, on the terms and subject to the conditions of this Loan Agreement, to loan to the Borrower during the Loan Period, through and including the Loan Due $100,000.00 (One Hundred Thousand Dollars).

3. Disbursement of Loan Proceeds. The Lender shall transfer to the Borrower or cause to be transferred to Borrower the amount of the Loan on the effective date of this Agreement in accordance with the instructions of the Borrower.

4. The Note. The Loan shall be evidenced by a single promissory note of the Borrower in the form of Exhibit 1 attached hereto (the "Note"). The Note shall be subject to repayment, in whole or in part, as provided by the terms thereof.

5. Interest. Interest shall accrue at the rate of 10% per annum, payable in full on or before the Loan Due Date and calculated on a 365-day year.

6. Payments. On or before the Loan Due Date, the full amount of the outstanding balance of principal and accrued interest shall be paid by Borrower to Lender in immediately available funds delivered by bank wire to an account designated in writing by Lender. In the absence of such a designation, immediately available funds in the form of a certified check drawn on a United States or Israeli bank shall be delivered to Lender at the location set forth in Paragraph 8. Prepayment of the entire outstanding balance of principal and accrued interest may be made by Borrower to Lender at any time.

7. Additional Consideration. In order to induce Lender to enter into this Loan Agreement and stand the Loan to the Borrower and as additional consideration therefore, the Borrower shall grant to Lender the warrant to purchase 10,000 (ten thousand) shares of Common Stock of the Borrower through December 31, 2005 at an exercise price of $3.00 (Three Dollars) per share (the "Warrants") and pursuant to such other terms and conditions as provided in a Warrant Certificate to be issued by the Borrower in the form of Exhibit 2 attached hereto (the "Warrant Certificate"). The Warrant shall be granted and the Warrant Agreement signed effective upon the disbursement of the Loan Proceeds pursuant to section 3 above.

8. Lender Representations, Warranties and Agreements concerning Warrants. In connection with the grant of the Warrants as provided in section 7 above and the acceptance of such grant as part of the consideration for agreeing to make and making the Loan to Borrower (such part being "Additional Consideration"), the Lender represents and warrants as follows:

(a) The Lender has received, read and relied only on the information contained in the following documents of the Borrower:

(i) Amended Registration Statement and Prospectus, dated February 12, 2004,

(ii) Confidential Pro Forma Presentation of the Joseph Project in Israel, dated October 2003,

(iii) Prospect Description for the Joseph Project in Israel, dated January 2003, and

(iv) Confidential Summary of Bridge Financing Opportunity, dated February 18, 2004

(collectively, "Investor Documents"), has relied only on the information contained therein or otherwise provided in writing by the Borrower, has not relied on any oral representations, has been given the opportunity to ask questions, and has been given access to full and complete information regarding the Borrower;

(b) The Lender recognizes that the Warrants and the shares of Common Stock underlying the Warrants have not been registered under the Act, nor under the securities laws of any state or country and the undersigned has no right to require such registration and no registration is contemplated;

(c) The Lender believes that the acceptance of the Warrants as Additional Consideration for agreeing to make and making the Loan is suitable based upon the undersigned's investment objectives and financial needs, and the undersigned has no need for liquidity of the Additional Consideration;

(d) The Lender has the requisite knowledge to assess the relative merits and risks, is capable of interpreting financial statements, or has relied upon the advice of counsel, accountants and/or purchaser representative(s) with regard to tax aspects, risks and other considerations involved in making the Loan and in accepting the Warrants as Additional Consideration therefore and fully understands that it must look to its own advisors with respect to the tax consequences of accepting the Warrants as Additional Consideration for making the Loan and consult with independent tax counsel or advisors regarding the tax consequences of making the Loan and accepting the Warrants;

(e) The Lender is acquiring the Warrants for long-term investment and not with a view toward resale, fractionalization or division or distribution thereof and the undersigned is familiar with the phrase "acquired for investment and not with a view to distribution" as it relates to the Act and the special meaning given to such term in various releases of the SEC;

(f) The Lender realizes that the Warrants cannot readily be sold as there will be no public market, that it may not be possible to sell or dispose of the Warrants and therefore the Warrants must not be accepted as Additional Consideration unless the undersigned has liquid assets sufficient to assure that such acceptance will cause no undue financial difficulties and the undersigned can provide for current needs and possible personal contingencies;

(g) The Lender understands that the ability to transfer the Warrants will be restricted unless the transfer is not in violation of the Act, the Securities Exchange Act of 1934, Rule 903 of Regulation S of the Securities Act of 1933, and that a legend will be placed on documents evidencing the restrictions against transfer;

(h) The Lender understands that the books and records of the Company will be available upon reasonable notice for inspection during reasonable business hours at the Company's place of business;

(i) The Lender has been provided access to all information requested in addition to the Investor Documents, including all documents referred to therein in evaluating his making of the Loan and accepting the Warrants as Additional Consideration;

(j) The Lender certifies that it is not a U.S. Person, as defined below and the Warrants are being accepted by the Lender in the Lender's name solely for the Lender's own beneficial interest and not as nominee for, or on behalf of, or for the beneficial interest of, or with the intention to transfer to, any U.S. Person;

"U.S. Person" means:

    Any natural person resident in the United States;

    Any partnership or corporation organized or incorporated under the laws of the United States;

    Any estate of which any executor or administrator is a U.S. person;

    Any trust of which any trustee is a U.S. person;

    Any agency or branch of a foreign entity located in the United States;

    Any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporated or (if an individual) resident in the United States; and

    Any partnership or corporation if: (A) organized or incorporated under the laws of any foreign jurisdiction; and (B) formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors (as defined in SEC Rule 501(a)) who are not natural persons, estates or trusts.

(k) The Lender is willing and able to bear the economic risk and loss of an investment in the Company in an amount equal to the value of the Additional Consideration; [n making this statement, consideration has been given to whether the Lender could afford a complete loss; and

(l) The Lender is aware of the fact that the Borrower is paying an introduction fee to Richard Rinberg in the amount of $3,750 payable in Common Stock of the Borrower valued at $3.00 per share and totaling 1,250 shares of Common Stock of the Borrower, in consideration for having introduced the Borrower to the Lender;

(m) The Lender agrees that the Warrants shall not be sold, pledged, hypothecated, or otherwise transferred except as provided under the Securities Act of 1933, and Regulation S, unless registered under the Securities Act and all applicable state securities laws or exempted there from.

(n) The Lender agrees that a legend in substantially the form of that ppearing at para. 3(a) of the Warrant Certificate will be placed on certificates representing shares of the Common Stock underlying the Warrants, in the event of their exercise.:

9. Notices. Unless otherwise provided herein or by the terms of the Note or the Warrant Certificate, all notices, requests, reports or other communications pursuant to the Loan Agreement shall be in writing, either by letter (delivered by hand or commercial messenger service or sent by certified mail, return receipt requested) or by facsimile (receipt electronically confirmed, with copy by ordinary first-class mail) addressed as follows:

If to Borrower to:

Zion Oil & Gas, Inc.
6510 Abrams Rd., Suite 300

Dallas, Texas 75231
Attention: Eugene A. Soltero, President
Tel: +214-221-4610
Fax: +214-221-6510

If to Lender to:

Nylaw Investments, LLC
c/o Neil Laufer
8 Bentov St.
Ra'anana 43228
Israel
Tel: +972-9-7465627
Fax: +972-9-7439443

Any party may change the person or the address to whom or which notices may be given hereunder, by notice duly given hereunder; provided that such notice shall be deemed to have been given only when actually received by the party to which it is addressed.

10. Counterparts. This Loan Agreement may be signed in any number of counterparts with the same effect as if the signature thereto were upon the same instrument.

11. Binding Effect; No Assignment. This Loan Agreement shall be binding upon and inure to the benefit of the Borrower and its successors and to the benefit of the Lender and its successors. The rights and obligations of the parties under this Loan Agreement shall not be assigned or delegated without the prior written consent of the other party, and any purported assignment or delegation otherwise shall be void.

11. Governing Law. The Loan Agreement and all other documents and instruments executed and delivered in connection herewith shall be governed by, and construed and interpreted in accordance with the laws of the State of Texas.

IN WITNESS WHEREOF, the parties hereto have caused this Loan Agreement to be duly executed as of the date first above written.
BORROWER:	LENDER:
ZION OIL & GAS, INC.

/s/ John M. Brown	/s/ Neil Laufer
By: John M. Brown	Nylaw Investments LLC By:Neil Laufer, authorized signatory

EXHIBIT 10.6 (ii)

NON-NEGOTIABLE PROMISSORY NOTE

==================================================================================

Borrower:	Zion Oil & Gas, Inc.	Lender	Nylaw Investments LLC
	6510 Abrams Road, Suite 300		c/o Neil Laufer
	Dallas, Texas 75231		8 Bentov St., Ra'anana 43229
	U.S.A.		Israel

==================================================================================

Principal Amount: $100,000.00 Date of Note: March 2, 2004

PROMISE TO PAY. Zion Oil & Gas, Inc. (the "Borrower") promises to pay Richard Rinberg ("Lender"), or order, in lawful money of the United States of America, the principal amount of ONE HUNDRED THOUSAND & 00/100 Dollars ($100,000.00) or so much thereof as may be outstanding, together with interest on the unpaid outstanding principal balance. Interest shall be calculated from the date hereof until maturity.

LOAN AGREEMENT. This Note is made pursuant to that certain Loan Agreement dated as of February 17, 2004 between Lender and Borrower (the "Loan Agreement"). In the event of any discrepancy between this Note and the Loan Agreement, this Note shall prevail.

MATURITY AND PAYMENT. Borrower will pay the outstanding principal balance and accrued interest under this Note on or before the Credit Termination Date (as defined in the Loan Agreement).

INTEREST RATE. The interest rate to be applied prior to maturity to the unpaid principal balance of this Note shall be ten per cent (10%) per annum, payable on or before the Credit Termination Date. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law.

PREPAYMENT. Prepayments may be made as set forth in the Loan Agreement.

POST MATURITY RATE. Upon the occurrence of any Event of Default or if this Note is not paid at final maturity, Lender, at Lender's option, may add any unpaid accrued interest to principal and such sum will bear interest therefrom until paid at the Post Maturity Rate provided in this Note. The "Post Maturity Rate") on this Note is the lesser of the maximum rate allowed by applicable law or twenty per cent (20%) per annum. Borrower will pay interest on all sums due after final maturity whether by acceleration or otherwise, at that rate.

DEFAULT. Upon Borrower's failure to cure any of the following events within (3) days written notice from Lender to Borrower, each of the following shall constitute an event of default ("Event of Default") under this Note:

Payment Default. Borrower fails to make any payment when due under this Note.

Other Defaults. Borrower fails to comply with or to pay or perform any other term, obligation, covenant or condition contained in this Note or the Loan Agreement.

Transfer of Assets. Borrower leases, sells, or otherwise conveys, or agrees to lease, sell, or otherwise convey, a material part of its assets or business outside of the ordinary course of business.

Judgments or Decrees. One or more judgments or decrees shall be entered against the Borrower in aggregate amounts exceeding the Commitment, and such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal.

Insolvency. The dissolution or termination of Borrower's existence as a going business, the insolvency of Borrower, the appointment of a receiver for any part of Borrower's property, any assignment for the benefit of creditors, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Borrower.

Creditor or Forfeiture Proceedings. Commencement of foreclosure, repossession, attachment, levy, execution, or forfeiture proceedings, whether by judicial proceeding, self-help, or any other method, by any creditor of Borrower, or by any governmental agency against any assets of Borrower. However, this Event of Default shall not apply if there is a good faith dispute by Borrower as to the validity or reasonability of the claim that is the basis of the creditor or forfeiture proceeding.

Failure to Comply with Laws. Borrower fails to comply with all applicable statutes, laws, ordinances and governmental rules, regulations and orders to which it is subject or which are applicable to its business, property and assets, and such failure results in a material adverse consequence to Borrower.

LENDER'S RIGHTS. Upon the occurrence of any Event of Default, Lender may declare the entire unpaid principal balance on this Note and the Indebtedness and all accrued unpaid interest immediately due, without notice (except that in the case of any Event of Default of the type described in the DEFAULT - Insolvency section herein, such acceleration shall be automatic and not at Lender's option), and then Borrower will pay that amount.

ATTORNEY'S FEES. Lender may hire an attorney to help collect the Loan if Borrower does not pay, and Borrower will pay Lender's reasonable attorney's fees. Borrower also will pay Lender all other amounts Lender actually incurs as court costs.

GOVERNING LAW. This Note will be governed by, construed and enforced in accordance with the laws of the State of Texas.

INDEBTEDNESS. The word "Indebtedness" means all principal, interest, and other amounts, costs and expenses payable under the Note or the Loan Agreement, together with all renewals of, extensions of, modifications of, consolidations of and substitutions for the Note or the Loan Agreement, together with interest on such amounts as provided in this Note.

JURY WAIVER. THE UNDERSIGNED AND LENDER (BY ITS ACCEPTANCE HEREOF) HEREBY VOLUNTARILY, KNOWINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) BETWEEN OR AMONG THE UNDERSIGNED AND LENDER ARISING OUT OF OR IN ANY WAY RELATED TO THIS NOTE OR THE LOAN AGREEMENT. THIS PROVISION IS A MATERIAL INDUCEMENT TO LENDERTO PROVIDE THE FINANCING EVIDENCED BY THIS DOCUMENT AND THE LOAN AGREEMENT.

GENERAL PROVISIONS. If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Borrower does not agree or intend to pay, and Lender does not agree or intend to contract for, charge, collect, take, reserve or receive (collectively referred to herein as "charge or collect") any amount in the nature of interest or in the nature of a fee for this loan, which would in any way or event (including demand, prepayment, or acceleration) cause Lender to charge or collect more for this loan than the maximum Lender would be permitted to charge or collect by the law of the State of Texas. Any such excess interest or unauthorized fee shall, instead of anything stated to the contrary, be applied first to reduce the principal balance of this loan, and when the principal has been paid in full, be refunded to Borrower. The right to accelerate maturity of sums due under this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of sums due hereunder shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of the loan evidenced by this Note until payment in full so that the rate or amount of interest on account of the loan evidenced hereby does not exceed the applicable usury ceiling. It is agreed that any payment which would otherwise for any reason be deemed unlawful interest under applicable law shall be deemed to have been applied to the unpaid principal balance of this Note, or to other indebtedness. The unpaid balance owing on this Note at any time may be evidenced by endorsements on this Note or by Lender's internal records. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Borrower to the extent allowed by law, waives presentment, demand for payment, notice of dishonor, notice of intent to accelerate the maturity of this Note, and notice of acceleration of the maturity of this Note. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note, whether as maker, guarantor, accommodation maker or endorser, shall be released from liability. Unless specifically permitted otherwise by the terms and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and conditions of this Note, no alteration of or amendment to this Note shall be effective unless given in writing and signed by the party or parties sought to be charged or bound by the alteration or amendment. This Note is not assignable except with the prior written consent of the Borrower.

BORROWER

Zion Oil & Gas, Inc.

By:/s/ E A Soltero                                                        Attest: /s/ William H. Avery
    Eugene A. Soltero, President                                              William H. Avery, Assistant Secretary

EXHIBIT 10.6 (iii)

THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THUS, NOTWITHSTANDING ANY OTHER PROVISIONS CONTAINED HEREIN, NO TRANSFER, HYPOTHECATION OR OTHER DISPOSITION OF THIS WARRANT IN FAVOR OF ANY PERSON OTHER THAN THE HOLDER HEREOF SHALL BE VALID OR EFFECTIVE UNLESS AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO THE CORPORATION, IS OBTAINED TO THE EFFECT THAT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. FURTHER, SUCH TRANSFER IS SUBJECT TO THE CONDITIONS SPECIFIED IN SECTION 3 HEREOF.

WARRANT

Date: March 3, 2004                        No. 100

Zion Oil & Gas, Inc.

Incorporated Under the Laws of the State of Delaware

THIS CERTIFIES THAT, for value received, NYLAW INVESTMENTS, LLC (whose address is c/o Neil Laufer, 8 Bentov St., Ra'anana 43229, Israel and whose fax number is +972-9-7439443) or his assigns is entitled to subscribe for and purchase during the period specified in this Warrant 10,000 (Ten Thousand) fully paid and non-assessable shares (subject to adjustment as hereinafter provided) of the common stock ("Common Stock"), of ZION OIL & GAS, INC., a Delaware corporation (the "Corporation"), at a per share price equal to $3.00 per share (the "Warrant Price"); subject, however, to the provisions and upon the terms, conditions and adjustments hereinafter set forth.

1. Duration. The right to subscribe for and purchase shares of Common Stock represented hereby ("Warrant Shares") shall expire at 5:00 P.M., Dallas time, on December 31, 2005 (the "Expiration Date").

2. Method of Exercise; Payment; Issuance of New Warrant. The holder hereof may exercise this Warrant, in whole or in part, by the surrender of this Warrant (with the subscription form attached hereto duly executed) at the principal office of the Corporation, and by the payment to the Corporation of the then applicable Warrant Price for the shares being purchased upon such exercise. The Warrant Price may be paid in United States currency by wire transfer to an account designated by the Corporation or delivery of a certified check or bank check payable to the order of the Corporation.

In the event of any exercise of this Warrant, the Corporation shall deliver to the holder hereof, (i) stock certificates for the shares of Common Stock so purchased, and (ii) a new Warrant representing the number of shares, if any, with respect to which this Warrant shall not then have been exercised effective through the Expiration Date. Stock certificates for the shares of Common Stock so purchased shall be dated, and the holder hereof shall be deemed for all purposes to be the holder of the shares of Common Stock so purchased as of, the date of such exercise. Such stock certificates and new Warrant (as applicable) shall be delivered to the holder hereof within a reasonable time, not exceeding ten business days, after the rights represented by this Warrant shall have been so exercised. Each stock certificate so delivered shall be in such denominations as may be requested by the holder hereof and shall be registered in the name of said holder or such other name (upon compliance with the transfer requirements hereinafter set forth) as shall be designated by said holder. The Corporation shall pay any taxes and other expenses and charges payable in connection with the preparation, execution and delivery of stock certificates and new Warrants except that, in case such stock certificates shall be registered in a name or names other than the holder of this Warrant, funds sufficient to pay all stock transfer taxes which shall be payable in connection with the execution and delivery of such stock certificates shall be paid by the holder hereof to the Corporation at the time of the delivery of such stock certificates by the Corporation as mentioned above.

3. Transferability; Transfer and Exchange. Neither this Warrant nor the Warrant Shares shall be transferable except upon the conditions specified in this Section 3, which conditions are intended to insure compliance with the provisions of the Securities Act and state securities laws in respect of the transfer of any such Securities.

(a) Restrictive Legends.

(i) Unless and until otherwise permitted by this Section 3, each certificate for Warrant Shares issued to you or your nominee, or to any subsequent transferee of such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

"THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND THUS MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNLESS AN OPINION OF COUNSEL, SATISFACTORY IN FORM AND SUBSTANCE TO ZION OIL & GAS, INC., A DELAWARE CORPORATION (THE "CORPORATION"), IS OBTAINED TO THE EFFECT THAT AN EXEMPTION FROM SUCH REGISTRATION IS AVAILABLE. FURTHER, SUCH TRANSFER IS SUBJECT TO THE CONDITIONS SPECIFIED IN A WARRANT DATED AS OF MARCH 3, 2004, PURSUANT TO WHICH SUCH SHARES WERE ISSUED AND SOLD OR OTHERWISE TRANSFERRED BY THE CORPORATION, A COPY OF WHICH WARRANT IS ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL OFFICE OF THE CORPORATION. A COPY OF SUCH WARRANT WILL BE FURNISHED BY THE CORPORATION TO THE HOLDER HEREOF UPON REQUEST AND WITHOUT CHARGE. UNDER CERTAIN CIRCUMSTANCES SPECIFIED IN SUCH WARRANT, THE CORPORATION HAS AGREED TO DELIVER TO THE HOLDER HEREOF A NEW CERTIFICATE, NOT BEARING THIS LEGEND, FOR ALL OR PART OF THE NUMBER OF SHARES EVIDENCED HEREBY, AS THE CASE MAY BE, REGISTERED IN THE NAME OF SUCH HOLDER OR DESIGNATED NOMINEE."

(ii) The Corporation may order its transfer agents for Warrant Shares to stop the transfer of any Warrant Shares until the conditions of this Section 3 with respect to the transfer of such shares have been satisfied.

(b) Notice of Proposed Transfer. If, prior to any transfer or sale of any Warrant or Warrant Shares, the holder desiring to effect such transfer or sale shall deliver a written notice to the Corporation describing briefly the manner of such transfer or sale and a written opinion of counsel for such holder (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Corporation) to the effect that such transfer or sale may be effected without the registration of such securities under the Securities Act, the Corporation shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring holder represents and warrants to the Corporation that (i) the transfer or sale is to a purchaser or transferee whom the transferring holder knows or reasonably believes to be a "qualified institutional buyer," as that term is defined in Rule 144A promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144A") and (ii) the transferring holder has taken all steps reasonably necessary to ensure that such transfer otherwise meets the requirements of the provisions of Rule 144A, no opinion shall be required.

(c) Termination of Restrictions.

(i) Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of this Warrant and the Warrant Shares shall terminate as to any particular Warrant or Warrant Shares when (i) such security shall have been effectively registered under the Securities Act and sold by the holder thereof in accordance with such registration, or (ii) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation has been received from counsel for the holder thereof (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Corporation) or counsel for the Corporation, or (iii) such security shall have been sold without registration under the Securities Act in compliance with Rule 144 promulgated by the Securities and Exchange Commission under the Securities Act ("Rule 144"), or (iv) the Corporation is reasonably satisfied that the holder of such security shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such security pursuant to such Subsection, or (v) a letter or an order shall have been issued to the holder thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such security is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

(ii) Whenever the restrictions imposed by this Section 3 shall terminate, as hereinabove provided, the holder of any particular Warrant or Warrant Shares then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Corporation, without expense to such holder, (i) one or more new certificates for such Warrant Shares not bearing the restrictive legend set forth in Section 3(A) hereof or (ii) a new Warrant not bearing the restrictive legend set forth on the face hereof, as appropriate.

(d) Compliance with Rule 144 and Rule 144A. At the written request of any holder of any Warrant or Warrant Shares who proposes to sell any such Warrant or Warrant Shares in compliance with Rule 144, the Corporation shall furnish to such holder, within ten days after receipt of such request, a written statement as to whether or not the Corporation is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule. For purposes of effecting compliance with Rule 144A, in connection with any resales of this Warrant or Warrant Shares that hereafter may be effected pursuant to the provisions of Rule 144A, any holder of this Warrant or Warrant Shares desiring to effect such resale and each prospective institutional purchaser thereof designated by such holder shall have the right, at any time the Corporation is not subject to Section 13 or 15(d) of the Securities and Exchange Act, to obtain from the Corporation, upon the written request of such holder and at the Corporation's expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

(e) Non-Applicability of Restrictions on Transfer. Notwithstanding the provisions of Section 3(b) hereof, any record owner of this Warrant or Warrant Shares may from time to time transfer all or part of this Warrant or all or part of such record owner's Warrant Shares (i) to a nominee identified in writing to the Corporation as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of this Warrant or Warrant Shares identified in writing to the Corporation as being the nominee of or for such beneficial owner may from time to time transfer all of this Warrant or all or part of the Warrant Shares registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate of such record owner, or (iii) if such record owner is a partnership or limited liability company or the nominee of a partnership or limited liability company, to a partner or member, retired partner or member, or estate of a partner or member or retired partner or member, of such partnership or limited liability company, so long as such transfer is in accordance with the transferee's interest in such partnership and is without consideration; provided, however, that each such transferee represents and warrants to the Corporation that such Person is, at the time of transfer, an "accredited investor" as such term is defined in Rule 501 of Regulation D promulgated under the Securities Act, that each such transferee shall remain subject to all restrictions on the transfer herein contained.

(f) Procedure for Transfer. Upon the permitted transfer by any record owner of any Warrant or Warrant Shares in accordance with the provisions of this Section 3, such Warrant or Warrant Shares may be transferred on the books of the Corporation by the holder hereof in person or by duly authorized attorney, upon surrender of the Warrant or Warrant Shares at the principal office of the Corporation, properly endorsed and upon payment of any necessary transfer tax or other governmental charge imposed upon such transfer. This Warrant and any Warrant Shares issuable upon exercise hereof is exchangeable at the principal office of the Corporation for (i) Warrants for the purchase of the same aggregate number of shares of Common Stock, each new Warrant to represent the right to purchase such number of shares of Common Stock as the holder hereof shall designate at the time of such exchange, or (ii) the same number of Warrant Shares, as appropriate. All Warrants issued on transfers or exchanges shall be dated the date hereof and shall be identical with this Warrant except as to the number of shares of Common Stock issuable pursuant hereto.

4. Certain Adjustments. The following adjustments shall take effect to the extent that such adjustments do not result in a Warrant Price lower than the then applicable par value of the Common Stock:

(a) Adjustment for Stock Splits and Combinations. If the Corporation at any time or from time to time after the date hereof effects a subdivision of its outstanding shares of Common Stock, the Warrant Price then in effect immediately before the subdivision shall be proportionately decreased, and conversely, if the Corporation at any time or from time to time after the date hereof combines the outstanding shares of Common Stock into a smaller number of shares, the Warrant Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this subsection 4(a) shall become effective at the close of business on the date the subdivision or combination becomes effective.

(b) Adjustment for Certain Dividends and Distributions. If the Corporation at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Warrant Price then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Warrant Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date, and (ii) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Warrant Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Warrant Price shall be adjusted pursuant to this subsection 4(b) as of the time of actual payment of such dividends or distributions.

(c) Adjustments for Other Dividends and Distributions. In the event the Corporation at any time or from time to time after the date hereof makes or issues, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, then and in each such event provision shall be made so that the holder of this Warrant shall receive, in addition to the number of shares of Warrant Shares receivable thereupon, the amount of securities of the Corporation which such holder would have received had this Warrant been exercised for shares of Warrant Shares on the date of such event and had such holder thereafter, during the period from the date of such event to and including the exercise date, retained such securities receivable by such holder as aforesaid during such period, subject to all other adjustments called for during such period under this Section 4 with respect to the rights of the holder of this Warrant.

(d) Adjustment for Reclassification, Exchange and Substitution. In the event that at any time or from time to time after the date hereof, the Common Stock issuable upon the exercise of this Warrant is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this Section 4), then and in any such event the holder of this Warrant shall have the right thereafter to exercise this Warrant for the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change, by holders of the maximum number of shares of Common Stock into which this Warrant could have been exercised immediately prior to such recapitalization, reclassification or change, all subject to further adjustment as provided herein.

(e) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the date hereof there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section 4) or a merger or consolidation of the Corporation with or into another corporation, or the sale of all or substantially all of the Corporation's properties and assets to any other person or entity, then, as a part of such reorganization, merger, consolidation or sale, provision shall be made so that the holder of this Warrant shall thereafter be entitled to receive upon exercise of this Warrant the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger or consolidation or sale, for which a holder of the number of shares of Common Stock deliverable upon exercise would have been entitled on such capital reorganization, merger, consolidation, or sale. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 4 with respect to the rights of the holder of this Warrant after the reorganization, merger, consolidation or sale to the end that the provisions of this Section 4 (including adjustment of the Warrant Price then in effect and the number of shares purchasable upon exercise of this Warrant) shall be applicable after that event and be as nearly equivalent as may be practicable.

5. Procedural Items.

(a) Record Date. In the event of (i) the Corporation setting a record date for the purpose of any dividend or other distribution, or (ii) any capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other corporation, or any transfer of all or substantially all of the assets of the Corporation to any other person or entity or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to the holder hereof at least ten (10) days prior to the record date specified therein, a notice specifying (1) the record date for purposes of such dividend or distribution and a description of such dividend or distribution, (2) the date on which any such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (3) the date, if any, that is to be fixed, as to when the holders of record of Common Stock shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up.

(b) Fractional Shares. No fractional shares of Common Stock shall be issued upon exercise of this Warrant. In lieu of any fractional share to which the holder would otherwise be entitled, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as reasonably determined in good faith by the Board.

(c) Reservation of Shares. The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Warrant into the Common Stock issuable hereunder, such number of its shares of Common Stock as shall be sufficient to effect the full exercise of this Warrant; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the full exercise of this Warrant, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

6. No Dilution or Impairment. The Corporation will not, by amendment of its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the holders of this Warrant against dilution or impairment. Without limiting the generality of the foregoing, the Corporation (a) will not increase the par value of the shares of Common Stock above the amount payable therefor on such exercise, (b) will take all such action as may be necessary or appropriate in order that the Corporation may validly and legally issue fully paid and nonassessable shares of Common Stock on the exercise of this Warrant and (c) will not transfer all or substantially all of its properties and assets to any other person (corporate or otherwise), or consolidate with or merge into any other person or permit any such person to consolidate with or merge into the Corporation (if the Corporation is not the surviving person), unless such other person shall expressly assume in writing and become bound by all the terms of this Warrant.

7. Shares to be Fully Paid; Reservation of Shares. The Corporation covenants and agrees that all Common Stock issued upon exercise of this Warrant will, upon issuance, be fully paid and nonassessable and free from preemptive rights and all taxes, liens and charges with respect to the issuance thereof. Furthermore, and without limiting the generality of the foregoing, the Corporation covenants and agrees that it will from time to time take all such action as may be required to assure that the par value per share of Common Stock is at all times equal to or less than the effective Warrant Price.

8. Notices. All notices and other communications hereunder shall be in writing or by telex, telegram or telecopy, and shall be deemed to have been duly made when delivered in person or sent by telex, telegram, telecopy, same day or overnight courier, or 72 hours after having been deposited in the United States first class or registered or certified mail return receipt requested, postage prepaid. Notices shall be sent:

If to the holder of the Warrant:

to the name, address and fax number set forth on the first page of this warrant

If to the Corporation:

Zion Oil & Gas, Inc.
6510 Abrams Road, Suite 300
Dallas, Texas 75231
Attn: President
Fax: (214) 221-6510

9. Governing Law. This Warrant shall be construed in accordance with and governed by the laws of the State of Delaware without regard to the principles of conflicts of laws.

10. Remedies. The Corporation stipulates that the remedies at law of the holder of this Warrant in the event of any default by the Corporation in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that such terms may be specifically enforced by a decree for the specific performance of any agreement contained herein or by an injunction against a violation of any of the terms hereof or otherwise.

11. Registration. The warrants in the Series shall be numbered and shall be registered in a warrant register as they are issued. The Corporation shall be entitled to treat the registered holder of any warrant in the Series on the warrant register as the owner in fact thereof for all purposes and shall not be bound to recognize any equitable or other claim to or interest in such warrant on the part of any other person, and shall not be liable for any registration or transfer of warrants which are registered or to be registered in the name of a fiduciary or the nominee of a fiduciary unless made with the actual knowledge that a fiduciary or nominee is committing a breach of trust in requesting such registration of transfer, or with knowledge of such facts that its participation therein amounts to bad faith.

12. Miscellaneous.

(a) Amendments. This Warrant and any provision hereof may be amended only by an instrument in writing signed by the holder of this Warrant and the Corporation, except the Corporation may waive any of its rights for the benefit of the holder by notice in writing to the holder of this Warrant, including, without limitation, extension of the date of termination or lowering of the exercise price.

(b) Descriptive Headings. The descriptive headings of the several Sections of this Warrant are inserted for purposes of reference only, and shall not affect the meaning or construction of any of the provisions hereof.

13. Definitions. For the purposes of this Warrant the following terms have the following meanings:

"Affiliate" shall mean any entity controlling, controlled by or under common control with another entity. For the purposes of this definition, "control" shall have the meaning presently specified for that word in Rule 405 promulgated by the Securities and Exchange Commission under the Securities Act. With respect to any Person who is a limited partnership, "Affiliate" shall also mean any general or limited partner of such limited partnership, or any Person which is a general partner in a general or limited partnership which is a general partner of such limited partnership.

"Person" shall mean an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated organization or a government organization or an agency or political subdivision thereof.

"Securities Act" shall mean the Securities Act of 1933, as amended prior to or after the date hereof, or any federal statute or statutes which shall be enacted to take the place of such Act, together with all rules and regulations promulgated thereunder.

"Securities and Exchange Commission" shall mean the United States Securities and Exchange Commission or any successor to the functions of such agency.

IN WITNESS WHEREOF, the Corporation has caused this Warrant to be executed effective as of the date first above written.

ZION OIL & GAS, INC.

By: /s/ E A Soltero
      Eugene A. Soltero, President

EXHIBIT A

SUBSCRIPTION FORM

[To be executed only upon exercise of Warrant]

The undersigned registered owner of the attached Warrant irrevocably exercises such Warrant for the purchase of _______ shares of Common Stock of Zion Oil & Gas, Inc. and herewith makes payment therefor, all at the price and on the terms and conditions specified in such Warrant and requests that certificates for the shares of Common Stock hereby purchased (and any securities or other property issuable upon such exercise) be issued in the name of and delivered to ___________________ whose address is ________________________________ and, if such shares of Common Stock shall not include all of the shares of Common Stock issuable as provided in such Warrant, that a new Warrant of like tenor and date for the balance of the shares of Common Stock issuable hereunder be delivered to the undersigned.

___________________________________

(Name of Registered Owner)

___________________________________

(Signature of Registered Owner)

___________________________________

(Street Address)

___________________________________

(City)    (State) (Zip Code)

NOTICE: The signature on this subscription must correspond with the name as written upon the face of the attached Warrant in every particular, without alteration or enlargement or any change whatsoever, and if the Warrant representing the shares or any Warrant Certificate representing Warrants not exercised is to be registered in a name other than that in which this Warrant is registered, the signature of the holder hereof must be guaranteed.